        As filed with the Securities and Exchange Commission on November 8, 1999
                                                 Registration No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                                     ISOCOR
             (Exact name of Registrant as specified in its charter)

            CALIFORNIA                                    95-4310259
  -------------------------------           ------------------------------------
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
  incorporation or organization)


                            3420 Ocean Park Boulevard
                         Santa Monica, California 90405
          (Address, including zip code, of principal executive offices)

                             -----------------------

                        1996 EMPLOYEE STOCK PURCHASE PLAN
                             1999 STOCK OPTION PLAN
                            (Full title of the Plans)

                             -----------------------

                                    Paul Gigg
                      President and Chief Executive Officer
                                     ISOCOR
                            3420 Ocean Park Boulevard
                         Santa Monica, California 90405
                     (Name and Address of Agent for Service)

                                 (310) 581-8100
          (Telephone Number, Including Area Code, of Agent for Service)

                             -----------------------
                                    Copy to:

                                  Sanjay Khare
                                Venture Law Group
                           A Professional Corporation
                               2800 Sand Hill Road
                          Menlo Park, California 94025
                                 (650) 854-4488

               (Calculation of Registration Fee on following page)

--------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                             Maximum        Proposed Maximum     Proposed Maximum      Amount of
                                          Amount to be       Offering Price          Aggregate        Registration
Title of Securities to be Registered      Registered(1)         Per Share         Offering Price          Fee
------------------------------------     --------------     ----------------     ----------------     ------------
1996 EMPLOYEE STOCK PURCHASE PLAN
   Common Stock,
   no par value.....................     250,000 Shares        $17.625(2)         $ 4,406,250.00       $1,225.00


1999 STOCK OPTION PLAN
   Common Stock,
   no par value.....................     123,500 Shares        $  8.11(3)         $ 1,001,585.00       $  279.00

   Common Stock,
   no par value.....................     526,500 Shares        $17.625(4)         $ 9,279,562.50       $2,580.00

                 TOTAL                   900,000 Shares                           $14,687,397.50       $4,084.00
                 -----

-------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low sale prices of the Common Stock as reported on The Nasdaq National Market on November 2, 1999, as specified under Rule 457(c) under the Securities Act, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced plan.

(3) Computed in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. Computation based on the weighted average per share exercise price (rounded to nearest cent) of outstanding options under the referenced plan, the shares issuable under which are registered hereby.

(4) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average high and low sale prices of the Common Stock as reported on the Nasdaq National Market on November 2, 1999, as specified under Rule 457(c) under the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents and information heretofore filed with the Securities and Exchange Commission. In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents are hereby incorporated by reference:

        ITEM 3(a)

        The Registrant's Annual Report on Form 10-K filed on March 30, 1999 pursuant to Rule 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        ITEM 3(b)

        The Registrant's Quarterly Report on Form 10-Q filed on May 12, 1999 pursuant to Rule 13(a) of the Exchange Act.

        The Registrant's Quarterly Report on Form 10-Q filed on August 13, 1999 pursuant to Rule 13(a) of the Exchange Act.

        ITEM 3(c)

        Items 1 and 2 of the Registrant's Registration Statement on Form 8-A filed on March 5, 1996 pursuant to Section 12 of the Exchange Act.

Item 4. DESCRIPTION OF SECURITIES. Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL. Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Registrant's Articles of Incorporation reduce the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under California law. The Bylaws of the Registrant further provide for indemnification of corporate agents to the maximum extent permitted by the California General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED. Not applicable.

Item 8. EXHIBITS.

Exhibit
Number
-------
  4.1        1996 Employee Stock Purchase Plan
  4.2        1999 Stock Option Plan
  4.3        Form of 1999 Stock Option Plan Stock Option Agreement
  5.1        Opinion of Venture Law Group, A Professional Corporation.
 23.1        Consent of Venture Law Group, A Professional Corporation (included in Exhibit 5.1).
 23.2        Consent of Independent Accountants (see p. 7).
 24.1        Powers of Attorney (see p. 6).

---------------

Item 9. UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

                (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            [Signature Pages Follow]

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant, ISOCOR, a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on this 8th day of November, 1999.

                                            ISOCOR


                                            By: /s/ Paul Gigg
                                               ---------------------------------
                                               Paul Gigg, President and
                                               Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul Gigg and Janine M. Bushman, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                                      Title                                   Date
        ---------                                      -----                                   ----
      /s/ Paul Gigg                President, Chief Executive Officer and Director      November 8, 1999
-----------------------------      (Principal Executive Officer)
         (Paul Gigg)

   /s/ Janine M. Bushman           Vice President, Finance and Administration,          November 8, 1999
-----------------------------      Chief Financial Officer and Director
      (Janine M. Bushman)          (Principal Financial and Accounting Officer)

     /s/ Dennis Cagan              Director                                             November 8, 1999
-----------------------------
        (Dennis Cagan)

     /s/ Andre DeFusco             Director                                             November 8, 1999
-----------------------------
        (Andre DeFusco)

    /s/ Andrew De Mari             Chairman of the Board of Directors and Director      November 8, 1999
-----------------------------
       (Andrew De Mari)

    /s/ G. Bradford Jones          Director                                             November 8, 1999
-----------------------------
       (G. Bradford Jones)

     /s/ William Yundt             Director                                             November 8, 1999
-----------------------------
        (William Yundt)

                       CONSENT OF INDEPENDENT ACCOUNTANT'S

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report February 10, 1999 relating to the consolidated financial statements, which appears in the 1998 Annual Report to Shareholders of ISOCOR, which is incorporated by refenrece in ISCOOR's Annual Report on Form 10-K for the year ended December 31, 1998.

PRICEWATERHOUSECOOPERS, L.L.P.
Woodland Hills, California
November 2, 1999

                                INDEX TO EXHIBITS

Exhibit
Number
------
  4.1     1996 Employee Stock Purchase Plan

  4.2     1999 Stock Option Plan

  4.3     Form of 1999 Stock Option Plan Stock Option Agreement

  5.1     Opinion of Venture Law Group, A Professional Corporation

 23.1     Consent of Venture Law Group, A Professional Corporation
          (included in Exhibit 5.1).

 23.2     Consent of Independent Accountants  (see p. 7).

 24.1     Powers of Attorney (see p. 6).